UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2024
Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrants’ telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 09, 2024, Summit Midstream Partners, LP (“SMLP”) convened its 2024 Annual Meeting of Limited Partners (the “Annual Meeting”). At the Annual Meeting, the limited partners of SMLP who are holders of record of SMLP’s outstanding common units (the “Voting Units”) at the close of business on the record date for the Annual Meeting (the “Unitholders”) voted on three proposals and cast their votes as described below.
The matters voted upon at the Annual Meeting and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each such matter are described in detail in the Proxy Statement.
Proposal 1—Election of Directors

	For	Withhold	Broker Non-Votes
James J. Cleary	5,009,025	38,480	2,839,327
Rommel M. Oates	5,016,183	31,322	2,839,327
Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
7,821,232	61,484	4,116	—
Proposal 3—Approval of the Advisory Resolution on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
4,016,533	560,343	470,629	2,839,327
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	May 9, 2024	/s/ James D. Johnston
James D. Johnston, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
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